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Viking Therapeutics Announces Positive 52-Week Histologic Data from Phase 2b VOYAGE Study of VK2809 in Patients with Biopsy-Confirmed Non-Alcoholic Steatohepatitis (NASH)

Up to 75% of Patients Treated with VK2809 Achieved NASH Resolution with No Worsening of Fibrosis as Compared to 29% for Placebo (p=0.0001)

Up to 57% of VK2809-Treated Patients Achieved ≥1-Stage Improvement in Fibrosis with No Worsening of NASH as Compared to 34% for Placebo (p<0.05)

Up to 48% of VK2809-Treated Patients Achieved Both Resolution of NASH and a ≥1-Stage Improvement in Fibrosis as Compared to 20% for Placebo (p=0.01)

Adverse Events, Including GI-Related AEs, Similar Among VK2809-Treated Patients vs. Placebo at Week 52; Consistent with Prior Data Reported at Week 12

Conference Call Scheduled for 8:00 a.m. ET Today

SAN DIEGO, CA – June 4, 2024 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive 52-week histologic data from its Phase 2b VOYAGE study of VK2809, the company’s novel liver-selective thyroid hormone receptor beta agonist, in patients with biopsy-confirmed non-alcoholic steatohepatitis (NASH). As previously reported, the study successfully achieved its primary endpoint, with patients receiving VK2809 experiencing statistically significant reductions in liver fat content from baseline to Week 12 as compared with placebo. The results announced today highlight achievement of secondary endpoints evaluating histologic changes assessed by hepatic biopsy after 52 weeks of treatment with VK2809.

Histologic Results at 52 Weeks

On the secondary endpoint of NASH resolution with no worsening of fibrosis, VK2809-treated patients demonstrated NASH resolution ranging from 63% to 75%, compared with 29% for placebo (p<0.05 for each VK2809 treatment group). Across the combined VK2809 treatment groups, 69% achieved NASH resolution (p<0.0001 vs. placebo). Resolution of NASH was defined as a non-alcoholic fatty liver disease activity score (NAS) of 0 or 1 for inflammation and 0 for ballooning.

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On the secondary endpoint evaluating improvement in fibrosis with no worsening of NASH, VK2809-treated patients demonstrated improvement in fibrosis ranging from 44% to 57%, compared with 34% for placebo (p<0.05 for the 5 mg and 10 mg QOD cohorts). Across the combined VK2809 treatment groups, 51% achieved improvement in fibrosis with no worsening of NASH (p=0.03 vs. placebo). Improvement in fibrosis without worsening of NASH was defined as a ≥1-stage improvement in fibrosis and no increase in NAS for ballooning, inflammation, or steatosis.

On the secondary endpoint evaluating the proportion of patients experiencing both resolution of NASH and improvement in fibrosis, VK2809-treated patients demonstrated improvement ranging from 40% to 50%, compared with 20% for placebo (p<0.05 for the 5 mg and 10 mg QOD cohorts). Across the combined VK2809 treatment groups, 44% achieved this endpoint (p=0.003 vs. placebo). Resolution of NASH and improvement in fibrosis were defined as described above.

	Placebo (n = 41)	VK2809 1 mg QD (n = 14)[4,5]	VK2809 2.5 mg QD (n = 52)	VK2809 5 mg QOD (n = 27)[5]	VK2809 10 mg QOD (n = 44)	VK2809 combined (n=137)
Resolution of NASH with no worsening of fibrosis[1,2]	29.3%	71.4% (p=0.0215)[6]	65.4% (p=0.0023)	63.0% (p=0.0091)	75.0% (p=0.0001)	68.6% (p<0.0001)
Fibrosis improvement of ≥ 1-stage with no worsening of NASH[2,3]	34.1%	57.1% (p=0.1543)	44.2% (p=0.4414)	51.9% (p=0.0304)	56.8% (p=0.0497)	51.1% (p=0.0308)
Resolution of NASH and ≥ 1-stage improvement in fibrosis[1,2]	19.5%	50.0% (p=0.0856)	40.4% (p=0.0508)	40.7% (p=0.0206)	47.7% (p=0.0115)	43.8% (p=0.0032)

Notes: 1) Resolution of NASH defined as NAS inflammation score of 0-1, ballooning score of 0. 2) Includes all patients with baseline and post-baseline MRI, and Week 52 biopsy. 3) No worsening of NASH defined as no increase from baseline in ballooning, inflammation, or steatosis. 4) Reduced size cohort intended to identify a minimally effective dose. 5) Enrollment suspended at approximately 50% of target to accelerate study completion. 6) p-values vs. placebo using Cochran-Mantel-Haenszel test.

Study results were consistent under various sensitivity analyses. A more conservative sensitivity analysis, which categorized subjects with missing data as non-responders, produced similar statistical outcomes. These analyses demonstrate the robustness of the efficacy signal observed in this study.

Placebo (n = 57)	VK2809 1 mg QD (n = 17)[4,5]	VK2809 2.5 mg QD (n = 59)	VK2809 5 mg QOD (n = 36)[5]	VK2809 10 mg QOD (n = 56)	VK2809 combined (n=168)

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Resolution of NASH with no worsening of fibrosis, missing data imputed as non-response[1,2]	21.1%	58.8% (p=0.0406)[6]	57.6% (p=0.0002)	47.2% (p=0.0256)	58.9% (p<0.0001)	56.0% (p<0.0001)
Fibrosis improvement of ≥ 1-stage with no worsening of NASH, missing data imputed as non-response[2,3]	24.6%	47.1% (p=0.2615)	39.0% (p=0.0850)	38.9% (p=0.0979)	44.6% (p=0.0159)	41.7% (p=0.0101)
Resolution of NASH and ≥ 1-stage improvement in fibrosis, missing data imputed as non-response[1,2]	14.0%	41.2% (p=0.1302)	35.6% (p=0.0072)	30.6% (p=0.0440)	37.5% (p=0.0034)	35.7% (p=0.0009)

Notes: 1) Resolution of NASH defined as NAS inflammation score of 0-1, ballooning score of 0. 2) Includes all patients with baseline and post-baseline MRI, and Week 52 biopsy, with missing data imputed as non-response. 3) No worsening of NASH defined as no increase from baseline in ballooning, inflammation, or steatosis. 4) Reduced size cohort intended to identify a minimally effective dose. 5) Enrollment suspended at approximately 50% of target to accelerate study completion. 6) p-values vs. placebo using Cochran-Mantel-Haenszel test.

“These data provide compelling evidence of VK2809’s efficacy in patients with biopsy-confirmed NASH and fibrosis,” stated Brian Lian, Ph.D., chief executive officer of Viking. “Treatment with VK2809 led to statistically significant improvements across key histologic endpoints, including fibrosis, which supports the value of thyroid hormone receptor beta agonism as an important mediator of disease. Consistent with prior results, VK2809 demonstrated an excellent tolerability profile in this study, with low rates of GI disturbances and treatment related adverse events. The VOYAGE results further indicate VK2809’s best-in-class profile and we look forward to sharing the full results at a future medical meeting.”

Reduction in Liver Fat Content at 52 Weeks

As reported previously, patients receiving VK2809 demonstrated statistically significant reductions in liver fat at Week 12, which was the primary endpoint in VOYAGE. Importantly, patients receiving VK2809 continued to demonstrate statistically significant reductions in liver fat

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content at Week 52, with the mean relative change from baseline ranging from 37% to 55%. The response rate in this study, defined as the proportion of patients experiencing reduction in liver fat ≥30%, ranged from 64% to 88%, with all treatment arms demonstrating statistically significant improvement compared to placebo.

	Placebo (n = 48)	VK2809 1 mg QD (n = 14)[4,5]	VK2809 2.5 mg QD (n = 55)	VK2809 5 mg QOD (n = 27)[5]	VK2809 10 mg QOD (n = 49)
Mean baseline liver fat content	20.4%	21.7%	20.3%	18.4%	21.5%
Mean relative change in liver fat by MRI-PDFF[1,2]	-12.8%	-36.6% (p=0.0060)	-48.3% (p<0.0001)	-43.9% (p<0.0001)	-55.3% (p<0.0001)
Median relative change in liver fat	-9.3%	-34.3%	-54.2%	-46.7%	-56.3%
Percentage of patients experiencing ≥ 30% reduction in liver fat[3]	27.1%	64.3% (p=0.0116)	78.2% (p<0.0001)	74.1% (p=0.0002)	87.8% (p<0.0001)

Notes: Data from patients who received a baseline and week 52 MRI. 1) Least squares mean percent change from baseline using an Analysis of Covariance (ANCOVA) model. 2) p-value vs. placebo. 3) p-value vs. placebo using logistic regression model. 4) Reduced size cohort intended to identify a minimally effective dose. 5) Enrollment suspended at approximately 50% of target to accelerate study completion.

Reduction in Plasma Lipids at Week 52

Consistent with prior studies, patients receiving VK2809 demonstrated placebo-adjusted reductions in LDL-C ranging from 20% to 25% (p<0.01 for each arm), as well as reductions in triglycerides and atherogenic proteins such as apolipoprotein B (ApoB), lipoprotein (a) [Lp(a)], and apolipoprotein C-III (ApoC-III), all of which have been correlated with cardiovascular risk. These results support prior data demonstrating that VK2809 may offer a cardio-protective benefit through its robust reduction in plasma lipids.

Safety and Tolerability

VK2809 demonstrated encouraging safety and tolerability in this study through 52 weeks of treatment, with minimal differences compared with the previously reported results at 12 weeks. The majority (94%) of treatment related adverse events among patients receiving VK2809 were reported as mild or moderate. Discontinuations due to adverse events were low and balanced among placebo and treatment arms. As we reported in the topline data release last year, one treatment-related serious adverse event (SAE) was reported in a patient receiving VK2809. A

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patient with a history of psychiatric disorders reported a worsening of their symptoms. As in prior studies, and at the 12-week timepoint in this study, VK2809 demonstrated excellent gastrointestinal (GI) tolerability throughout the 52-week treatment window in this study. Rates of nausea, diarrhea, stool frequency, and vomiting were similar among VK2809-treated patients compared to placebo.

	Placebo (n = 65)	VK2809 1 mg QD (n = 17)	VK2809 2.5 mg QD (n = 66)	VK2809 5 mg QOD (n = 37)	VK2809 10 mg QOD (n = 61)	VK2809 combined (n=181)
Treatment emergent adverse events, TEAEs (number of subjects, (%))	51 (78.5%)	14 (82.4%)	55 (83.3%)	29 (78.4%)	58 (95.1%)	156 (86.2%)
Drug-related TEAEs[1]	22 (33.8%)	7 (41.2%)	13 (19.7%)	9 (24.3%)	24 (39.3%)	53 (29.3%)
TEAEs leading to study discontinuation	6 (9.2%)	2 (11.8%)	1 (1.5%)	2 (5.4%)	6 (9.8%)	11 (6.1%)
Drug-related GI adverse events	12 (18.5%)	4 (23.5%)	3 (4.5%)	1 (2.7%)	7 (11.5%)	15 (8.3%)
Nausea	5 (7.7%)	2 (11.8%)	2 (3.0%)	1 (2.7%)	3 (4.9%)	8 (4.4%)
Diarrhea	2 (3.1%)	3 (17.6%)	2 (3.0%)	1 (2.7%)	3 (4.9%)	9 (5.0%)

Notes: Study safety population, defined as all patients who were randomized and received at least one dose of study drug. 1) Deemed by investigator as possibly, probably, or definitely related to study drug.

After 52 weeks, plasma levels of alanine aminotransferase (ALT) and aspartate aminotransferase (AST) were reduced in every treatment arm receiving VK2809 compared with patients receiving placebo, though not all treatment arms achieved statistically significant improvement vs. placebo. Levels of thyroid hormones such as thyroid stimulating hormone (TSH), free thyroxine (fT4), and free triiodothyronine (fT3) were relatively unchanged among VK2809-treated patients compared to patients receiving placebo. Changes in vital signs, including blood pressure, heart rate, and body weight were similar among patients receiving VK2809 as compared to patients receiving placebo.

Study Design

The VOYAGE study was a randomized, double-blind, placebo-controlled, multicenter, international trial designed to assess the efficacy, safety and tolerability of VK2809 in patients with biopsy-confirmed NASH and fibrosis. Enrollment included patients with at least 8% liver fat

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content as measured by MRI-PDFF, as well as F2 and F3 fibrosis. The study allowed for up to 25% of enrolled patients to have F1 fibrosis provided they also possessed at least one additional risk factor, such as diabetes, obesity or hypertension, among others. The primary endpoint of the study evaluated the change in liver fat content from baseline to Week 12 in patients treated with VK2809 as compared to patients receiving placebo. Secondary objectives include the evaluation of histologic changes assessed by hepatic biopsy after 52 weeks of treatment.

Conference Call Today at 8:00 a.m. ET

Viking will hold a conference call today at 8:00 a.m. ET to discuss the top-line results from the Phase 2b VOYAGE study of VK2809. To participate on the conference call, please dial 844-850-0543 from the U.S. or 412-317-5199 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until June 11, 2024, by dialing 877-344-7529 from the U.S. or 412-317-0088 from outside the U.S. and entering conference ID 5121997. Those interested in listening to the conference call live via the internet may do so by visiting the Investor Relations section of Viking's website at www.vikingtherapeutics.com. An archive of the webcast will be available for 7 days on the company's website at www.vikingtherapeutics.com.

About VK2809

VK2809 is an orally available, tissue and receptor-subtype selective agonist of the thyroid hormone beta receptor (TRβ) that possesses selectivity for liver tissue, as well as the beta receptor subtype, suggesting promising therapeutic potential in a range of lipid disorders. The compound recently completed the Phase 2b VOYAGE study in patients with biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis, successfully achieving both the trial’s primary and secondary endpoints. VK2809 also successfully achieved primary and secondary endpoints in a Phase 2a study for the treatment of patients with elevated LDL-C and non-alcoholic fatty liver disease (NAFLD). Selective activation of the thyroid hormone beta receptor in liver tissue is believed to favorably affect cholesterol and lipoprotein levels via multiple mechanisms, including increasing the expression of genes associated with lipid metabolism and clearance.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders, with three compounds currently in clinical trials. Viking’s research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients’ lives. Viking’s clinical programs include VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders. The compound successfully achieved both the primary and secondary endpoints in a recently completed Phase 2b study for the treatment of biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis. In a Phase 2a trial for the treatment of non-alcoholic fatty liver disease (NAFLD) and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo. Viking is also developing VK2735, a novel dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors for the

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potential treatment of various metabolic disorders. Data from a Phase 1 and a Phase 2 trial evaluating VK2735 (dosed subcutaneously) for metabolic disorders demonstrated an encouraging safety and tolerability profile as well as positive signs of clinical benefit. The company is also evaluating an oral formulation of VK2735 in a Phase 1 trial. In the rare disease space, Viking is developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the potential treatment of X-linked adrenoleukodystrophy (X-ALD). VK0214 is currently being evaluated in a Phase 1b clinical trial in patients with the adrenomyeloneuropathy (AMN) form of X-ALD. Viking holds exclusive worldwide rights to a portfolio of five therapeutic programs, including VK2809 and VK0214, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its clinical and preclinical development programs, anticipated timing for reporting clinical data and cash resources. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2735, VK0214, VK2809, and the company's other incretin receptor agonists; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking's most recent periodic reports filed with the Securities and Exchange Commission, including Viking's Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Viking disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

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Tim Brons (Media)

415-675-7402

tbrons@vidasp.com